                                                              FILE NO. 333-59997
                                                                  RULE 424(B)(3)

                             PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JULY 30, 1998 AND PROSPECTUS SUPPLEMENT DATED FEBRUARY 17,
                                     1999)

                                     PROSPECTUS NUMBER: 1893



                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                           CALLABLE FIXED RATE NOTES



PRINCIPAL AMOUNT:        $25,000,000


CUSIP NUMBER:            59018S2S2


INTEREST RATE:           6.50000%


ORIGINAL ISSUE DATE:     April 16, 1999


STATED MATURITY DATE:    April 16, 2014


INTEREST PAYMENT DATES:  Commencing May 17, 1999, and monthly thereafter on the 16th day of each month through and including the Stated Maturity Date, subject to the following business day convention.


REPAYMENT AT THE OPTION
OF THE HOLDER:           The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE OPTION
OF THE COMPANY:          The Notes may be redeemed prior to the Stated Maturity Date, See "Other
                         Provisions"


INITIAL REDEMPTION DATE: April 16, 2003


OTHER PROVISIONS:        The Notes are subject to redemption at the option of ML&Co., in whole, semi-annually on each April 16 and October 16 commencing April 16, 2003, at a redemption price equal to 100% of the principal amount of the Notes upon at least 30 days prior notice.


FORM:                    The Notes are being issued in fully registered book-entry form.


TRUSTEE:                 The Chase Manhattan Bank


DATED:                   April 5, 1999

